DEBENTURE REPURCHASE AGREEMENT
This Debenture Repurchase Agreement (this “Agreement”) is made and entered into as of February 14, 2020 by Total Solar INTL SAS (formerly known as Total Energies Nouvelles Activités USA), a French société par actions simplifiée (“Seller”), and SunPower Corporation, a Delaware corporation (“Buyer”).
WHEREAS, as of the date hereof, Seller owns and possesses $250,000,000 aggregate principal amount of Buyer’s 0.875% Senior Convertible Debentures due 2021 (the “Debentures”), issued pursuant to the Indenture, dated as of June 11, 2014 (the “Indenture”), between Buyer, as issuer, and Wells Fargo Bank, National Association, as trustee;
WHEREAS, Buyer desires to purchase $56,439,000.00 aggregate principal amount of the Debentures (the “Subject Debentures”) and all rights attendant thereto from Seller at a price of $965.00 per $1,000.00 of aggregate principal amount of the Subject Debentures sold, for an aggregate purchase price of $54,463,635.00, and Seller desires that Buyer purchase the Subject Debentures (the “Sale”); and
WHEREAS, following consummation of the Sale, Seller will continue to own and possess $193,561,000.00 aggregate principal amount of the Debentures (the “Retained Debentures”).
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Seller and Buyer hereby agree as follows:
1.Transfer. Seller does hereby sell, transfer, convey and assign, and Buyer agrees to purchase from Seller, Seller’s right, title, and interest in and to $56,439,000.00 aggregate principal amount of the Subject Debentures. On February 18, 2020 (the “Transfer Date”), Buyer shall deliver to Seller the sum of $54,463,635.00 in immediately available funds to an account designated by Seller, and Seller shall promptly transfer the Subject Debentures to Buyer.
2.Representations as to Ownership. Seller hereby represents that, as of the Transfer Date, (i) it owns or otherwise possesses all right, title and interest in the Subject Debentures sold, transferred, conveyed and assigned to Buyer hereunder, (ii) it has the absolute and unrestricted right, power and authority to sell, transfer, convey and assign such Subject Debentures to Buyer pursuant to this Agreement and (iii) such Subject Debentures are free and clear of any and all liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, title defects or adverse claims of any kind.
3.Documentation of Ownership. Buyer hereby agrees to execute and deliver such documents and take such other actions as Seller may reasonably request and to cooperate as reasonably requested by Seller for purposes of maintaining and documenting Seller’s ownership and possession of all right, title and interest in and to the Retained Debentures in accordance with Section 2.05 of the Indenture.

4.Successors and Assigns. This Agreement is executed by and shall be binding upon Seller and Buyer and their respective successors and assigns.
5.Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware without reference to any conflicts of law principles.
6.Severability. If any term, covenant or condition of this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.
7.Further Assurances. Seller shall cooperate with Buyer and Buyer’s affiliates and representatives, and shall execute and deliver such documents and take such other actions as Buyer may reasonably request, for the purpose of putting Buyer in possession and control of all right, title and interest that Seller may have in the Subject Debentures.
8.Amendments and Waiver. Any term of this Agreement may be amended and the observance of any term may be waived only with the prior written consent of the Buyer and Seller.
9.Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or .pdf shall be as effective as delivery of a manually executed counterpart of this Agreement.
[Signature page follows]

In Witness Whereof, the parties hereto have duly executed this Agreement as of the day and year first written above.

Total Solar INTL SAS

By: /s/ Noemie Le Baut
Name: Noemie Le Baut
Title: Managing Director

[Signature page to Debenture Repurchase Agreement]|

SunPower Corporation

By: /s/ Manavendra S. Sial
Name: Manavendra S. Sial
Title: Executive Vice President and Chief Financial Officer